Exhibit 99.1

Horizon Therapeutics plc Reports Strong Second-Quarter 2019 Results;

Increases Full-Year 2019 Net Sales and Adjusted EBITDA Guidance

— Second-Quarter 2019 Net Sales of $320.6 Million Increased 6 Percent;

Second-Quarter 2019 GAAP Net Loss of $5.1 Million; Adjusted EBITDA of $124.1 Million —

— Quarterly Orphan and Rheumatology Segment Net Sales Increased 11 Percent to $223.5 Million;

KRYSTEXXA® Second-Quarter 2019 Net Sales Growth of 36 Percent —

— Increasing Full-Year 2019 Net Sales Guidance Range to $1.28 Billion to $1.30 Billion and

Adjusted EBITDA Guidance Range to $460 Million to $475 Million;

KRYSTEXXA Full-Year 2019 Net Sales Growth Expected to Be Greater Than 20 Percent —

— Submitted Teprotumumab U.S. Biologics License Application (BLA) for the

Treatment of Active Thyroid Eye Disease (TED) —

— Initiated Registrational Clinical Trial MIRROR, Evaluating KRYSTEXXA in Combination with

Methotrexate to Potentially Improve Patient Response —

— Cash Position of $866 Million; Net Leverage of 1.1 Times as of June 30, 2019 —

DUBLIN – Aug. 7, 2019 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced its second-quarter 2019 financial results and increased its full-year 2019 net sales and adjusted EBITDA guidance.

“The second quarter was another quarter of outstanding execution and strategic progress,” said Timothy Walbert, chairman, president and chief executive officer, Horizon. “We generated double-digit net sales growth in our orphan and rheumatology segment, driven by continued momentum from KRYSTEXXA, our medicine for uncontrolled gout and our main growth driver. In addition, we recently submitted teprotumumab for U.S. FDA approval, another milestone toward delivering the first FDA-approved treatment to people living with active thyroid eye disease.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q2 19	Q2 18	% Change	YTD 19	YTD 18	% Change
Net sales	$320.6	$302.8	6	$601.0	$526.7	14
Net loss	(5.1)	(24.8)	79	(38.0)	(173.4)	78
Non-GAAP net income	95.6	80.5	19	149.6	85.3	75
Adjusted EBITDA	124.1	116.8	6	212.5	150.4	41
Loss per share - diluted	(0.03)	(0.15)	80	(0.21)	(1.05)	80
Non-GAAP earnings per share - diluted	0.49	0.48	2	0.80	0.51	57

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Second-Quarter and Recent Company Highlights

•

Submitted BLA for Teprotumumab for Active TED: In early July, the Company submitted a BLA for its investigational medicine teprotumumab for the treatment of active TED to the U.S. Food and Drug Administration (FDA). The submission included results from the Phase 3 clinical trial, OPTIC (Treatment of Graves’ Orbitopathy (Thyroid Eye Disease) to Reduce Proptosis with Teprotumumab Infusions in a Randomized, Placebo-Controlled, Clinical Study), as well as the positive Phase 2 results.

Teprotumumab has Breakthrough Therapy, Orphan Drug and Fast Track designations from the FDA. Horizon has requested Priority Review for the application, which, if granted, could result in a six-month review process. The FDA has a 60-day filing review period to determine whether the BLA is complete and acceptable for filing. If approved, teprotumumab would be the first and only approved treatment for active TED.

In April, additional results from OPTIC were presented at the American Association of Clinical Endocrinologists (AACE) Scientific and Clinical Congress, which included measurements of improvement in proptosis, the major driver of morbidity in TED. These data showed that after the full course of treatment for 24 weeks, patients treated with teprotumumab demonstrated a mean proptosis reduction of 3.32 mm compared with 0.53 mm for patients on placebo (p<0.001).

•

Announced Teprotumumab Expanded Access Program (EAP): The Company recently announced the availability of an expanded access program for teprotumumab. The expanded access program will be available for people living with active TED while the FDA reviews the teprotumumab BLA.

•

Initiated KRYSTEXXA Immunomodulation Trial: In June, the Company initiated its registrational clinical trial MIRROR (Methotrexate to Increase Response Rates in Patients with Uncontrolled GOut Receiving KRYSTEXXA). The trial is evaluating administration of KRYSTEXXA in combination with methotrexate to determine the potential for dampening anti-drug antibody formation and increasing response rates with KRYSTEXXA, allowing more patients living with uncontrolled gout to fully benefit from treatment. The randomized placebo-controlled study is expected to enroll approximately 135 patients to receive either KRYSTEXXA and methotrexate or KRYSTEXXA and placebo. The primary endpoint will assess the proportion of serum uric acid (sUA) responders (sUA <6 mg/dL) at Month 6.

•

FDA Accepted New Drug Application (NDA) for PROCYSBI® Oral Granules: In July, the FDA accepted the NDA for PROCYSBI Delayed-Release Oral Granules in Packets. If approved, this new dosage form would provide another administration option for patients, in addition to the currently available PROCYSBI delayed-release capsules, which are FDA-approved for children one year of age and older and adults living with nephropathic cystinosis. The submission is part of the Company’s ongoing investment in the cystinosis community.

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•

Appointed Sue Mahony to the Board of Directors: The Company recently appointed Sue Mahony, Ph.D., MBA, to its board of directors. Dr. Mahony brings more than 30 years of diverse industry experience to the Board, including an 18-year tenure at Eli Lilly and Company, where she served in a variety of global and domestic leadership roles of increasing responsibility, including helping oversee the development of an innovative pipeline. Before Lilly, Dr. Mahony spent five years at Bristol-Myers Squibb Company.

•

Changed Company Name to Horizon Therapeutics plc: In May, shareholders approved the change of the Company’s name to Horizon Therapeutics Public Limited Company at the Annual General Meeting. The new name captures the Company’s long-term strategy to develop and commercialize innovative new medicines that address rare and rheumatic diseases with very few effective treatment options. The Company believes the new name also better reflects its work with patients, caregivers, physicians and communities that goes well beyond its medicines.

•

Improved the Company’s Capital Structure: In May, the Company repaid $250 million of its outstanding debt, reducing it to $1.443 billion as of June 30, 2019. In May, the Company also refinanced its senior secured term loans, lowering the interest rate by 25 basis points and extending the final maturity date to May 22, 2026. Additionally, in July, the Company issued $600 million of 5.5 percent Senior Notes due 2027 and is using the proceeds along with cash on hand to repay $625 million of its outstanding debt. These actions serve to reduce interest expense and extend the maturity of the debt, furthering the Company’s strategy to improve its capital structure.

Research and Development Programs

Orphan Disease Candidate and Program:

•

Teprotumumab: Teprotumumab is a fully human monoclonal antibody insulin-like growth factor-1 receptor (IGF-1R) inhibitor candidate for the treatment of active TED, a serious, progressive, vision-threatening autoimmune disease in which the muscles and fatty tissue behind the eye become inflamed and expand. This can lead to proptosis (eye bulging) and diplopia (double vision) and impact activities of daily living and quality of life. The development program for teprotumumab in TED includes positive Phase 2 results published in The New England Journal of Medicine, as well as positive results from the confirmatory Phase 3 OPTIC clinical trial, announced in February 2019. The OPTIC study met its primary endpoint of a ≥2 mm reduction in proptosis (p<0.001), the main cause of morbidity in TED, with 82.9 percent of patients treated with teprotumumab demonstrating a significant improvement in proptosis compared to 9.5 percent of placebo patients. In addition, all secondary endpoints were met (p≤0.001), and the safety profile was consistent with the Phase 2 study.

Rheumatology Pipeline Candidates and Programs:

•

KRYSTEXXA Immunomodulation Trial: The Company is evaluating the use of methotrexate to increase the response rate with KRYSTEXXA through its MIRROR study. Methotrexate is the immunomodulator most used by rheumatologists, and has been shown to reduce anti-drug antibody formation to biologic therapies when combined with these therapies. The MIRROR trial is designed to support the potential for registration and commenced in June.

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•

KRYSTEXXA Study in Kidney Transplant Patients with Uncontrolled Gout: The Company plans to initiate a clinical trial in the second half of 2019 evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that persistently high serum uric acid levels can be associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

Next-generation Biologic Programs for Uncontrolled Gout: The Company is pursuing several development programs for next-generation biologics for uncontrolled gout to support and sustain the Company’s market leadership in this area. These include HZN-003, HZN-007 and a discovery and development collaboration with HemoShear Therapeutics, LLC.

Second-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Second-quarter 2019 net sales were $320.6 million, an increase of 6 percent.

•

Gross Profit: Under U.S. GAAP, the second-quarter 2019 gross profit ratio was 72.2 percent compared to 69.8 percent in the second quarter of 2018. The non-GAAP gross profit ratio in the second quarter of 2019 was 90.9 percent compared to 90.2 percent in the second quarter of 2018.

•

Operating Expenses: Research and development (R&D) expenses were 8.8 percent of net sales and selling, general and administrative (SG&A) expenses were 52.1 percent of net sales. Non-GAAP R&D expenses were 6.9 percent of net sales, and non-GAAP SG&A expenses were 45.4 percent of net sales.

•	Income Tax Rate: In the second quarter of 2019, the income tax benefit rate on a GAAP basis was 48.8 percent and the income tax expense rate on a non-GAAP basis was 11.3 percent.

•	Net Income (Loss): On a GAAP basis in the second quarter of 2019, net loss was $5.1 million. Second-quarter 2019 non-GAAP net income was $95.6 million.

•	Adjusted EBITDA: Second-quarter 2019 adjusted EBITDA was $124.1 million.

•

Earnings (Loss) per Share: On a GAAP basis diluted loss per share in the second quarter of 2019 and 2018 was $0.03 and $0.15, respectively. Non-GAAP diluted earnings per share in the second quarter of 2019 and 2018 was $0.49 and $0.48, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the second quarter of 2019 were 185.3 million and 193.2 million, respectively.

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Second-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan and Rheumatology Segment

(in millions except for percentages)	Q2 19	Q2 18	% Change	YTD 19	YTD 18	% Change
KRYSTEXXA	79.8	58.6	36	132.1	105.3	25
RAVICTI®(1)	50.4	57.0	(11)	100.3	106.1	(5)
PROCYSBI	41.2	38.4	7	80.7	73.4	10
ACTIMMUNE®	29.3	27.4	7	51.0	52.2	(2)
RAYOS®	20.3	13.5	51	39.7	24.1	64
BUPHENYL®(1)	2.3	5.2	(55)	5.2	11.0	(53)
QUINSAIRTM	0.2	0.1	75	0.4	0.2	55
LODOTRA®(1)	—	1.5	NM	—	1.7	NM

Orphan and Rheumatology Net Sales	$223.5	$201.7	11	$409.4	$374.0	9

Orphan and Rheumatology Segment Operating Income	$74.5	$70.6	6	$121.2	$113.7	7

(1)

Beginning in 2019, the Company no longer recognizes revenue from RAVICTI and AMMONAPS sales outside of North America and Japan, nor from sales of LODOTRA. On Dec. 28, 2018, the Company divested the rights to RAVICTI and AMMONAPS outside of North America and Japan. AMMONAPS is known as BUPHENYL in the United States. In addition, effective Jan. 1, 2019, the RAYOS and LODOTRA license and supply agreements were amended, including the transfer of LODOTRA to Vectura Group plc. LODOTRA is known as RAYOS in the United States.

•

Second-quarter 2019 net sales of the orphan and rheumatology segment, the Company’s strategic growth segment, were $223.5 million, an increase of 11 percent over the prior year’s quarter, driven by growth of KRYSTEXXA, RAYOS, PROCYSBI and ACTIMMUNE.

•	Second-quarter 2019 orphan and rheumatology segment operating income was $74.5 million, which includes the impact of investment in teprotumumab pre-launch activities.

Inflammation Segment(1)

(in millions except for percentages)	Q2 19	Q2 18	% Change	YTD 19	YTD 18	% Change
PENNSAID® 2%	51.5	47.6	8	101.7	74.4	37
DUEXIS®	30.0	30.7	(2)	59.5	46.4	28
VIMOVO®	14.6	21.9	(33)	28.6	30.2	(5)
MIGERGOT®(2)	1.0	0.9	5	1.8	1.7	8

Inflammation Net Sales	$97.1	$101.1	(4)	$191.6	$152.7	25

Inflammation Segment Operating Income	$49.7	$45.9	8	$91.1	$36.3	151

(1)	Previously known as the primary care segment.
(2)	In June 2019, the Company divested the rights to MIGERGOT.

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•	Second-quarter 2019 net sales of the inflammation segment were $97.1 million and segment operating income was $49.7 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the second quarter of 2019, operating cash flow was $91.3 million. Non-GAAP operating cash flow was $95.7 million.

•	The Company had cash and cash equivalents of $866.0 million as of June 30, 2019.

•

As of June 30, 2019, the total principal amount of debt outstanding was $1.443 billion. As of June 30, 2019, net debt was $577 million and net-debt-to-last-12-months adjusted EBITDA leverage ratio was 1.1 times, compared to 3.6 times at June 30, 2018.

In May, the Company repaid $250 million of its outstanding debt, reducing it to $1.443 billion as of June 30, 2019. In May, the Company also refinanced its senior secured term loans, lowering the interest rate by 25 basis points and extending the final maturity date to May 22, 2026. In July, the Company issued $600 million of 5.5 percent Senior Notes due 2027 and is using the proceeds along with cash on hand to repay $625 million of its outstanding debt. Following the refinancing transactions, the Company expects the total principal amount of debt outstanding to be $1.418 billion, consisting of $418 million in senior secured term loans due 2026, $600 million of Senior Notes due 2027 and $400 million of Exchangeable Senior Notes due 2022.

New 2019 Guidance

The Company now expects full-year 2019 net sales to range between $1.28 billion to $1.30 billion, an increase from the previous guidance range of $1.26 billion to $1.28 billion. Full-year 2019 adjusted EBITDA is now expected to range between $460 million to $475 million, an increase from the previous guidance range of $450 million to $465 million.

Webcast

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit https://www.horizontherapeutics.com/, follow us @HorizonNews on Twitter, like us on Facebook or explore career opportunities on LinkedIn.

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Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow, net leverage ratio and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain or loss from divestiture, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2019 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2019 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2019 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; expected impact of refinancing transactions; expected timing of clinical trials and regulatory submissions and decisions, including related to the BLA submission for teprotumumab and the NDA for PROCYSBI Delayed-Release Oral Granules in Packets; expected expansion of Horizon’s rare disease medicine pipeline and the impact thereof; potential market opportunity for Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s

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actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates, such as teprotumumab, and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

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Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$320,647	$302,835	$601,018	$526,716
Cost of goods sold	89,163	91,337	177,305	201,625

Gross profit	231,484	211,498	423,713	325,091

OPERATING EXPENSES:
Research and development	28,314	24,265	50,039	41,910
Selling, general and administrative	167,095	176,674	339,394	356,273
Loss on sale of assets	10,963	—	10,963	—
Impairment of long-lived assets	—	—	—	33,647

Total operating expenses	206,372	200,939	400,396	431,830

Operating income (loss)	25,112	10,559	23,317	(106,739)

OTHER EXPENSE, NET:
Interest expense, net	(22,033)	(31,030)	(49,563)	(61,484)
Loss on debt extinguishment	(11,878)	—	(17,464)	—
Foreign exchange gain (loss)	76	(5)	15	(115)
Other (expense) income, net	(1,272)	346	(1,083)	497

Total other expense, net	(35,107)	(30,689)	(68,095)	(61,102)

Loss before (benefit) expense for income taxes	(9,995)	(20,130)	(44,778)	(167,841)
(Benefit) expense for income taxes	(4,875)	4,621	(6,795)	5,566

Net loss	$(5,120)	$(24,751)	$(37,983)	$(173,407)

Loss per ordinary share - basic and diluted	$(0.03)	$(0.15)	$(0.21)	$(1.05)

Weighted average ordinary shares outstanding - basic and diluted	185,327,383	165,536,826	178,866,391	164,921,722

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Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$865,997	$958,712
Restricted cash	3,739	3,405
Accounts receivable, net	395,018	464,730
Inventories, net	51,019	50,751
Prepaid expenses and other current assets	85,728	68,218

Total current assets	1,401,501	1,545,816

Property and equipment, net	24,808	20,101
Developed technology, net	1,813,950	1,945,639
Other intangible assets, net	4,229	4,630
Goodwill	413,669	413,669
Deferred tax assets, net	6,080	3,148
Other assets	43,767	8,959

Total assets	$3,708,004	$3,941,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,672	$30,284
Accrued expenses	188,192	215,739
Accrued trade discounts and rebates	398,657	457,763
Deferred revenues, current portion	7,311	4,901

Total current liabilities	636,832	708,687

LONG-TERM LIABILITIES:
Exchangeable notes, net	341,682	332,199
Long-term debt, net of current	1,025,096	1,564,485
Deferred tax liabilities, net	109,443	107,768
Other long-term liabilities	74,078	38,717

Total long-term liabilities	1,550,299	2,043,169

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 and 300,000,000 shares authorized at June 30, 2019 and December 31, 2018, repectively; 186,470,230 and 169,244,520 shares issued at June 30, 2019 and December 31, 2018, respectively, and 186,085,864 and 168,860,154 shares outstanding at June 30, 2019 and December 31, 2018, respectively	19	17
Treasury stock, 384,366 ordinary shares at June 30, 2019 and December 31, 2018	(4,585)	(4,585)
Additional paid-in capital	2,743,793	2,374,966
Accumulated other comprehensive loss	(1,666)	(1,523)
Accumulated deficit	(1,216,688)	(1,178,769)

Total shareholders’ equity	1,520,873	1,190,106

Total liabilities and shareholders’ equity	$3,708,004	$3,941,962

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Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,120)	$(24,751)	$(37,983)	$(173,407)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	59,126	62,031	118,017	124,467
Equity-settled share-based compensation	21,367	30,721	48,915	58,554
Impairment of long-lived assets	—	—	—	33,647
Loss on debt extinguishment	11,878	—	17,464	—
Amortization of debt discount and deferred financing costs	5,771	5,690	11,622	11,185
Loss on sale of assets	10,963	—	10,963	—
Deferred income taxes	(2,759)	(3,433)	(1,257)	(1,753)
Foreign exchange and other adjustments	84	580	493	459
Changes in operating assets and liabilities:
Accounts receivable	9,019	678	69,787	1,742
Inventories	343	(2,741)	(504)	11,549
Prepaid expenses and other current assets	(17,807)	(11,934)	(17,696)	(21,738)
Accounts payable	5,138	(10,120)	11,554	(3,592)
Accrued trade discounts and rebates	(8,247)	19,982	(59,151)	(52,138)
Accrued expenses	(6,736)	(5,371)	(28,071)	13,654
Deferred revenues	2,477	1,817	2,410	333
Other non-current assets and liabilities	5,770	(1,361)	873	(1,988)

Net cash provided by operating activities	91,267	61,788	147,436	974

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment related to license agreement	—	—	—	(12,000)
Proceeds from sale of assets	6,000	—	6,000	—
Purchases of property and equipment	(5,009)	(96)	(6,858)	(762)

Net cash provided by (used in) investing activities	991	(96)	(858)	(12,762)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of ordinary shares	(957)	—	326,793	—
Repayment of term loans	(518,026)	(25,598)	(818,026)	(27,722)
Repayment of senior notes	(258,282)	—	(258,282)	—
Net proceeds from the term loans	517,378	—	517,378	—
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	5,465	4,720	5,465	4,734
Proceeds from the issuance of ordinary shares in connection with stock option exercises	1,987	2,727	12,029	3,672
Payment of employee withholding taxes relating to share-based awards	(7,203)	(5,668)	(24,374)	(9,185)

Net cash used in financing activities	(259,638)	(23,819)	(239,017)	(28,501)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	576	(1,988)	58	(1,003)

Net (decrease) increase in cash, cash equivalents and restricted cash	(166,804)	35,885	(92,381)	(41,292)
Cash, cash equivalents and restricted cash, beginning of the period(1)	1,036,540	680,720	962,117	757,897

Cash, cash equivalents and restricted cash, end of the period(1)	$869,736	$716,605	$869,736	$716,605

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

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Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(5,120)	$(24,751)	$(37,983)	$(173,407)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,200	1,078	2,546	5,803
Restructuring and realignment costs	13	7,039	33	10,307
Amortization and step-up:
Intangible amortization expense	57,683	60,480	115,100	121,364
Inventory step-up expense	(25)	53	90	17,129
Amortization of debt discount and deferred financing costs	5,710	5,691	11,622	11,187
Impairment of long-lived assets	—	—	—	33,647
Loss on sale of assets	10,963	—	10,963	—
Share-based compensation	21,367	30,721	48,915	58,554
Depreciation	1,443	1,551	2,916	3,104
Litigation settlements	1,000	4,250	1,000	4,250
Upfront, progress and milestone payments related to license and collaboration agreements	4,000	—	6,000	90
Fees related to refinancing activities	1,033	15	1,175	42
Loss on debt extinguishment	11,878	—	17,464	—
Drug substance harmonization costs	234	475	314	1,279
Charges relating to discontinuation of Friedreich’s ataxia program	1,300	272	1,221	1,222

Total of pre-tax non-GAAP adjustments	117,799	111,625	219,359	267,978
Income tax effect of pre-tax non-GAAP adjustments	(15,621)	(6,356)	(30,372)	26,638
Other non-GAAP income tax adjustments	(1,452)	—	(1,452)	(35,893)

Total of non-GAAP adjustments	100,726	105,269	187,535	258,723

Non-GAAP Net Income	$95,606	$80,518	$149,552	$85,316

Non-GAAP Earnings Per Share:
Weighted average ordinary shares - Basic	185,327,383	165,536,826	178,866,391	164,921,722

Non-GAAP Earnings Per Share - Basic:
GAAP loss per share - Basic	$(0.03)	$(0.15)	$(0.21)	$(1.05)
Non-GAAP adjustments	0.55	0.64	1.05	1.57

Non-GAAP earnings per share - Basic	$0.52	$0.49	$0.84	$0.52

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	185,327,383	165,536,826	178,866,391	164,921,722
Ordinary share equivalents	7,897,507	3,820,913	7,658,133	3,678,249

Weighted average shares - Diluted	193,224,890	169,357,739	186,524,524	168,599,971

Non-GAAP Earnings Per Share - Diluted
GAAP loss per share - Diluted	$(0.03)	$(0.15)	$(0.21)	$(1.05)
Non-GAAP adjustments	0.55	0.64	1.05	1.57
Diluted earnings per share effect of ordinary share equivalents	(0.03)	(0.01)	(0.04)	(0.01)

Non-GAAP earnings per share - Diluted	$0.49	$0.48	$0.80	$0.51

Horizon Therapeutics plc	12

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(5,120)	$(24,751)	$(37,983)	$(173,407)
Depreciation	1,443	1,551	2,916	3,104
Amortization, accretion and step-up:
Intangible amortization expense	57,683	60,480	115,100	121,364
Inventory step-up expense	(25)	53	90	17,129
Interest expense, net (including amortization of debt discount and deferred financing costs)	22,033	31,030	49,563	61,484
(Benefit) expense for income taxes	(4,875)	4,621	(6,795)	5,566

EBITDA	$71,139	$72,984	$122,891	$35,240

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	1,200	1,078	2,546	5,803
Restructuring and realignment costs	13	7,039	33	10,307
Impairment of long-lived assets	—	—	—	33,647
Loss on sale of assets	10,963	—	10,963	—
Share-based compensation	21,367	30,721	48,915	58,554
Litigation settlements	1,000	4,250	1,000	4,250
Upfront, progress and milestone payments related to license and collaboration agreements	4,000	—	6,000	90
Fees related to refinancing activities	1,033	15	1,175	42
Loss on debt extinguishment	11,878	—	17,464	—
Drug substance harmonization costs	234	475	314	1,279
Charges relating to discontinuation of Friedreich’s ataxia program	1,300	272	1,221	1,222

Total of other non-GAAP adjustments	52,988	43,850	89,631	115,194

Adjusted EBITDA	$124,127	$116,834	$212,522	$150,434

Horizon Therapeutics plc	13

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited) – 2018

(in thousands)

Twelve Months Ended December 31,
2018
GAAP net loss	$(38,380)
Depreciation	6,126
Amortization, accretion and step-up:
Intangible amortization expense	243,634
Inventory step-up expense	17,312
Interest expense, net (including amortization of debt discount and deferred financing costs)	121,692
Benefit for income taxes	(44,752)

EBITDA	$305,632

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	4,396
Restructuring and realignment costs	15,350
Share-based compensation	114,860
Impairment of long-lived assets	46,096
Litigation settlements	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	(10)
Fees related to refinancing activities	937
Drug substance harmonization costs	2,855
Charges relating to discontinuation of Friedreich’s ataxia program	(1,464)
Gain on sale of assets	(42,985)

Total of other non-GAAP adjustments	145,785

Adjusted EBITDA	$451,417

Horizon Therapeutics plc	14

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP operating income (loss)	$25,112	$10,559	$23,317	$(106,739)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	73	1,077	1,275	5,775
Restructuring and realignment costs	13	7,039	33	10,307
Amortization and step-up:
Intangible amortization expense	57,683	60,480	115,100	121,364
Inventory step-up expense	(25)	53	90	17,129
Impairment of long-lived assets	—	—	—	33,647
Loss on sale of assets	10,963	—	10,963	—
Share-based compensation	21,367	30,721	48,915	58,554
Depreciation	1,443	1,551	2,916	3,104
Litigation settlements	1,000	4,250	1,000	4,250
Upfront, progress and milestone payments related to license and collaboration agreements	4,000	—	6,000	90
Fees related to refinancing activities	1,033	15	1,175	42
Drug substance harmonization costs	234	475	314	1,279
Charges relating to discontinuation of Friedreich’s ataxia program	1,300	272	1,221	1,222

Total of non-GAAP adjustments	99,084	105,933	189,002	256,763

Non-GAAP operating income	$124,196	$116,492	$212,319	$150,024

Orphan and Rheumatology segment operating income	74,502	70,609	121,180	113,713
Inflammation segment operating income	49,694	45,883	91,139	36,311

Total segment operating income	$124,196	$116,492	$212,319	$150,024
Foreign exchange gain (loss)	76	(5)	15	(115)
Other income, net	(145)	347	188	525

Adjusted EBITDA	$124,127	$116,834	$212,522	$150,434

Horizon Therapeutics plc	15

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Non-GAAP Gross Profit:
GAAP gross profit	$231,484	$211,498	$423,713	$325,091
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	—	(664)	1,114	68
Intangible amortization expense	57,481	60,277	114,699	120,961
Inventory step-up expense	(25)	53	90	17,129
Share-based compensation	951	1,110	1,990	1,893
Depreciation	158	176	317	353
Drug substance harmonization costs	234	475	314	1,279
Charges relating to discontinuation of Friedreich’s ataxia program	1,300	185	1,221	1,135

Total of Non-GAAP adjustments	60,099	61,612	119,745	142,818

Non-GAAP gross profit	$291,583	$273,110	$543,458	$467,909

GAAP gross profit %	72.2%	69.8%	70.5%	61.7%
Non-GAAP gross profit %	90.9%	90.2%	90.4%	88.8%

GAAP cash provided by operating activities	$91,267	$61,788	$147,436	$974
Cash payments for acquisition/divestiture-related costs	142	1,597	495	5,555
Cash payments for restructuring and realignment costs	839	4,230	2,882	4,677
Cash payments for litigation settlements	—	1,500	—	1,500
Cash payments for upfront, progress and milestone payments related to license and collaboration agreement	—	—	2,000	275
Cash payments drug substance harmonization costs	25	5,960	672	5,960
Cash payments for discontinuation of Friedreich’s ataxia program	1,659	108	2,589	3,507
Cash payments relating to refinancing activities	1,797	13	1,806	31

Non-GAAP operating cash flow	$95,729	$75,196	$157,880	$22,479

Horizon Therapeutics plc	16

Horizon Therapeutics plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	June 30, 2019	December 31, 2018	June 30, 2018
Long-term debt, net of current	$1,025,096	$1,564,485	$1,562,013
Exchangeable notes, net	341,682	332,199	323,105

Total Debt	1,366,778	1,896,684	1,885,118
Debt discount	70,754	87,038	97,737
Deferred financing fees	5,494	9,304	10,171

Total Principal Amount Debt	1,443,026	1,993,026	1,993,026
Less: cash and cash equivalents	865,997	958,712	710,211

Net Debt	$577,029	$1,034,314	$1,282,815

Horizon Therapeutics plc	17

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q2 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(10.0)	$(4.9)	48.8%	$(5.1)	$(0.03)
Non-GAAP adjustments	117.8	17.1		100.7

Non-GAAP	$107.8	$12.2	11.3%	$95.6	$0.49

	Q2 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(20.1)	$4.6	(23.0)%	$(24.8)	$(0.15)
Non-GAAP adjustments	111.6	6.4		105.3

Non-GAAP	$91.5	$11.0	12.0%	$80.5	$0.48

	YTD 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(44.8)	$(6.8)	15.2%	$(38.0)	$(0.21)
Non-GAAP adjustments	219.4	31.8		187.5

Non-GAAP	$174.6	$25.0	14.3%	$149.5	$0.80

	YTD 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(167.8)	$5.6	(3.3)%	$(173.4)	$(1.05)
Non-GAAP adjustments	268.0	9.3		258.7

Non-GAAP	$100.2	$14.9	14.9%	$85.3	$0.51

Horizon Therapeutics plc	18

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Sale of Assets	Loss on Debt Extinguishment	Interest Expense	Other Expense	Income Tax Benefit (Expense)
GAAP as reported	$(89,163)	$(28,314)	$(167,095)	$(10,963)	$(11,878)	$(22,033)	$(1,272)	$4,875
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	—	73	—	—	—	1,127	—
Restructuring and realignment costs(2)	—	—	13	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	57,481	—	202	—	—	—	—	—
Inventory step-up expense(4)	(25)	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	—	5,710	—	—
Loss on sale of assets(7)	—	—	—	10,963	—	—	—	—
Share-based compensation(8)	951	2,343	18,073	—	—	—	—	—
Depreciation(9)	158	—	1,285	—	—	—	—	—
Litigation settlements(10)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license
and collaboration agreements(11)	—	4,000	—	—	—	—	—	—
Fees related to refinancing activities (12)	—	—	1,033	—	—	—	—	—
Loss on debt extinguishment(13)	—	—	—	—	11,878	—	—	—
Drug substance harmonization costs(14)	234	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(15)	1,300	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	—	—	—	(15,621)
Other non-GAAP income tax adjustments(17)	—	—	—	—	—	—	—	(1,452)

Total of non-GAAP adjustments	60,099	6,343	21,679	10,963	11,878	5,710	1,127	(17,073)

Non-GAAP	$(29,064)	$(21,971)	$(145,416)	$—	$—	$(16,323)	$(145)	$(12,198)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(91,337)	$(24,265)	$(176,674)	$(31,030)	$(4,621)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(664)	18	1,724	—	—
Restructuring and realignment costs(2)	—	1,733	5,306	—	—
Amortization and step-up:
Intangible amortization expense(3)	60,277	—	202	—	—
Inventory step-up expense(4)	53	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	5,691	—
Share-based compensation(8)	1,110	2,209	27,402	—	—
Depreciation(9)	176	—	1,375	—	—
Litigation settlements(10)	—	—	4,250	—	—
Fees related to refinancing activities (12)	—	—	15	—	—
Drug substance harmonization costs(14)	475	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(15)	185	87	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	(6,356)

Total of non-GAAP adjustments	61,612	4,047	40,274	5,691	(6,356)

Non-GAAP	$(29,725)	$(20,218)	$(136,400)	$(25,339)	$(10,977)

Horizon Therapeutics plc	19

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2019

(Unaudited)

								Income Tax
		Research &	Selling, General	Loss on	Interest	Other	Loss on Debt	Benefit
	COGS	Development	& Administrative	Sale of Assets	Expense	Expense	Extinguishment	(Expense)
GAAP as reported	$(177,305)	$(50,039)	$(339,394)	$(10,963)	$(49,563)	$(1,083)	$(17,464)	$6,795
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	1,114	—	164	—	—	1,268	—	—
Restructuring and realignment costs(2)	—	—	33	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	114,699	—	401	—	—	—	—	—
Inventory step-up expense(4)	90	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	11,622	—	—	—
Loss on sale of assets(7)	—	—	—	10,963	—	—	—	—
Share-based compensation(8)	1,990	4,979	41,946	—	—	—	—	—
Depreciation(9)	317	—	2,599	—	—	—	—	—
Litigation settlements(10)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(11)	—	6,000	—	—	—	—	—	—
Fees related to refinancing activities (12)	—	—	1,175	—	—	—	—	—
Loss on debt extinguishment(13)	—	—	—	—	—	—	17,464	—
Drug substance harmonization costs(14)	314	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(15)	1,221	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	—	—	—	(30,372)
Other non-GAAP income tax adjustments(17)	—	—	—	—	—	—	—	(1,452)

Total of non-GAAP adjustments	119,745	10,979	47,318	10,963	11,622	1,268	17,464	(31,824)

Non-GAAP	$(57,560)	$(39,060)	$(292,076)	$—	$(37,941)	$185	$—	$(25,029)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2018

(Unaudited)

						Income Tax
		Research &	Selling, General	Impairment of	Interest	Benefit
	COGS	Development	& Administrative	Long-Lived Assets	Expense	(Expense)
GAAP as reported	$(201,625)	$(41,910)	$(356,273)	$(33,647)	$(61,484)	$(5,566)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	68	(67)	5,800	—	—	—
Restructuring and realignment costs(2)	—	1,733	8,574	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	120,961	—	402	—	—	—
Inventory step-up expense(4)	17,129	—	—	—	—	—
Amortization of debt discount and deferred financing costs(5)	—	—	—	—	11,187	—
Impairment of long lived assets(6)	—	—	—	33,647	—	—
Share-based compensation(8)	1,893	4,649	52,012	—	—	—
Depreciation(9)	353	—	2,751	—	—	—
Litigation settlements(10)	—	—	4,250	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(11)	—	90	—	—	—	—
Fees related to refinancing activities (12)	—	—	42	—	—	—
Drug substance harmonization costs(14)	1,279	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(15)	1,135	87	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(16)	—	—	—	—	—	26,638
Other non-GAAP income tax adjustments(17)	—	—	—	—	—	(35,893)

Total of non-GAAP adjustments	142,818	6,492	73,831	33,647	11,187	(9,255)

Non-GAAP	$(58,807)	$(35,418)	$(282,442)	$—	$(50,297)	$(14,821)

Horizon Therapeutics plc	20

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.	Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures.

2.	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

3.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, VIMOVO and RAYOS.

4.	During the six months ended June 30, 2018, we recognized in cost of goods sold $17.1 million for inventory step-up expense primarily related to KRYSTEXXA inventory sold.

5.	Represents amortization of debt discount and deferred financing costs associated with our debt.

6.	Impairment of long-lived assets during the six months ended June 30, 2018, relates to the write-off of the book value of developed technology related to PROCYSBI in Canada and Latin America.

7.	During the six months ended June 30, 2019, we recorded a loss of $10.9 million on the sale of our rights to MIGERGOT.

8.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employees and our employee share purchase plan.

9.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

10.	The company recorded $1.0 million and $4.3 million of expense during the three months ended June 30, 2019, and June 30, 2018, respectively, for litigation settlements.

11.	During the six months ended June 30, 2019, we recorded an upfront cash payment of $2.0 million and a $4.0 million progress payment in relation to the collaboration agreement with HemoShear.

12.	Represents arrangement and other fees relating to our refinancing activities.

13.

During the six months ended June 30, 2019, we recorded a loss on debt extinguishment of $17.5 million in the condensed consolidated statements of comprehensive loss, which reflected the write-off of the deferred financing fees and debt discount fees related to the prepayment of $225.0 million of 2023 Senior Notes and term loan repayments of $300.0 million.

Horizon Therapeutics plc	21

14.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, or FA, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the FA program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

15.	Represents expenses incurred relating to discontinuation of Friedreich’s ataxia program and a reduction to previous charges recorded.

16.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

17.

Following Notice 2018-28, issued by the U.S. Treasury Department and the U.S. Internal Revenue Service on April 2, 2018 and in accordance with the measurement period provisions under Staff Accounting Bulletin No. 118, or SAB 118, during the six months ended June 30, 2019 we reinstated the deferred tax asset previously written off during the year ended December 31, 2017, related to our U.S. interest expense carry forwards under Section 163(j) of the Internal Revenue Code of 1986, as amended, based on the revised U.S. federal tax rate of 21 percent. The impact of the deferred tax asset reinstatement in accordance with SAB 118 was a $35.9 million increase to our benefit for income taxes and a corresponding decrease to the U.S. group net deferred tax liability position.

During the three months ended June 30, 2019 the Company released a reserve related to an uncertain tax position in connection with an acquisition resulting in a non-GAAP tax adjustment of $1.5 million.

Horizon Therapeutics plc	22